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                               PMT SERVICES, INC.
               NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD PLAN


          Participation. Each non-employee director electing to participate in this Plan shall be granted awards of restricted common stock ("Restricted Stock") of PMT Services, Inc. (the "Company") under this Plan on the terms and conditions herein described and subject to the satisfaction of the restrictions contained herein. Each non-employee director electing to receive shares of Restricted Stock under this Plan in lieu of a cash payment of $1,500 per Board of Directors or Board committee meeting attended, shall make such election at the Board meeting immediately following each Annual Meeting of Shareholders. Such election shall remain in effect until completion of the fiscal year with respect to which the non-employee director has elected to participate.

          Restricted Stock Award Grant Date. Shares of Restricted Stock shall be issued automatically following the date of each Board of Directors or Board committee meeting in the name of the non-employee directors who have elected to participate in this Plan. The date immediately following the date on which a Board of Directors or Board committee meeting is held shall be referred to hereinafter as the "Award Date" of such Restricted Stock.

          Number of Shares of Restricted Stock. Each non-employee director electing to participate in this Plan who is serving the Company on the Award Date shall be issued in his or her name, on such date, that number of shares of Restricted Stock equal to $1,500 divided by the fair market value of the Common Stock of the Company, valued at the closing price of the Common Stock on the trading date preceding the Annual Meeting of Shareholders.

          Restriction Period. The Restricted Stock issued in the name of the non-employee directors pursuant to this Plan shall be held by the Company for the benefit of each such non-employee director. Except as otherwise provided for herein, the Restricted Stock shall be delivered by the Company to the non-employee director only upon such director's completion of service for the fiscal year with respect to which the non-employee director has elected to participate. At such time, the Restricted Stock shall be delivered to the non-employee director free from the restrictions set forth in this Plan.

          Voting of Restricted Stock; Dividends; Distributions. During the period in which the Restricted Stock is held by the Company in the name of the non-employee director, such shares may be voted by the non-employee director and the non-employee director may receive dividends payable thereon, if any, and participate in any distributions declared by the Company during such period as if
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such shares of Restricted Stock were held by the non-employee director without the restrictions of this Plan.

          Forfeiture of Restricted Stock. Except as provided below, in the event the non-employee director fails to complete, for any reason, service for the fiscal year with respect to which such non-employee director has elected to participate in the Plan, the non-employee director shall forfeit his or her right to the undelivered Restricted Stock issued in the name of the non-employee director, and such shares of Restricted Stock shall be returned to the Company and shall no longer be deemed to be outstanding. Notwithstanding the foregoing, in the event of the death of a non-employee director prior to the director's completion of the term such non-employee director has elected to participate in the Plan, the Restricted Stock otherwise deliverable for such year of service shall be delivered by the Company to the director's legatee or personal representative.

          Section 83(b) Election. A non-employee director who files an election with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while such shares are subject to the restrictions contained in this Plan shall promptly furnish the Company with a copy of the election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

          Unregistered Shares. The shares of Restricted Stock to be issued under this Plan have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities act of any state. No disposition of the shares may be made in the absence of an effective registration statement under the Act and compliance with applicable state securities laws or an opinion of counsel satisfactory to the Company to the effect that such disposition is in compliance with the Act and applicable state securities laws.